UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2009

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-32268	11-3715772
(Commission File Number)	(IRS Employer
Identification No.)

30 S. Meridian Street Suite 1100
Indianapolis, IN	46204
(Address of Principal Executive	(Zip Code)
Offices)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

Equity Offering

On May 12, 2009, Kite Realty Group Trust (the “Company”) announced that it has commenced an underwritten public offering of 25,000,000 of its common shares of beneficial interest.  The Company also granted the underwriters a 30-day option to purchase up to 3,750,000 additional shares to cover overallotments, if any.

Earnings Guidance

Following the pricing of the offering, the Company expects to update its guidance for net income and funds from operations (“FFO”) applicable to diluted common shares for the year ending December 31, 2009 to give effect to the offering.  Such guidance will depend upon the final terms of the offering of common shares and the final size of the offering.

Based on the expected terms and size of the offering, the Company’s view of current and future market conditions, and certain current assumptions and estimates, the Company expects that its updated guidance for earnings and FFO will be within the following ranges:

Guidance Range for 2009	Low	High

Diluted net income per share	$0.08	$0.13
Redeemable noncontrolling interests in Operating Partnership	0.02	0.04
Depreciation and amortization of consolidated entities	0.55	0.55
Depreciation and amortization of unconsolidated entities	0.00	0.00
Diluted FFO per share	$0.65	$0.72

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the above table.

The Company’s 2009 guidance for net income and FFO is based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance may change as actual and anticipated results vary from these assumptions.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 12, 2009	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer